Exhibit 15.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-292266) on Form F-3 and registration statement (No. 333-294184) on Form S-8 of our report dated June 10, 2024, with respect to the consolidated financial statements of XCHG Limited.

/s/ KPMG Huazhen LLP

Beijing, China

April 27, 2026